UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2024

SOCIETY PASS INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

701 S. Carson Street, Suite 200 Carson City, Nevada 89701

(Address of principal executive offices)

(+65) 6518-9385

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOPA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 21, 2024, Society Pass Incorporated (the “Company”) received a letter (the “Letter”) from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), which notified the Company that it does not presently comply with Nasdaq’s Listing Rule 5550(b)(1) (the “Listing Rule”), which requires that the Company maintain a minimum of $2.5 million in stockholders’ equity (the “Deficiency”), and that the Company also does not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule.

The Letter does not have any immediate effect on the listing of the Company’s common stock on the Nasdaq Capital Market, and the Company has 45 calendar days, or by October 7, 2024, to submit a plan to regain compliance. The Company intends to cure the Deficiency as follows: (i) the Company is moving Thoughtful Media Group Inc. (“TMG”), a wholly-owned subsidiary of the Company, towards its initial public offering (the “IPO”), for which the registration statement on Form S-1 (the “Form S-1”) has been publicly filed with the Securities and Exchange Commission (“SEC”) on August 15, 2024, and (ii) the Company has 2,000,000 shares of common stock of TMG registered for resale in the Form S-1 as part of the IPO, which will be available for the Company to raise additional capital when necessary. The Company expects to increase its stockholders’ equity from the proceeds of the IPO, which will result in the Company regaining compliance with the Listing Rule, if the Company’s proposed plan of compliance is successfully implemented. Notwithstanding the foregoing, there can be no assurance that the Company will be successful in its efforts to regain and maintain such compliance.

If the Company’s plan of compliance is accepted, the Staff can grant an extension of up to 180 calendar days from August 21, 2024 to evidence compliance. After review of the plan of compliance, the Staff will provide written notification to the Company whether it accepts the plan, and if the Staff does not accept the plan, the Company would then be entitled to appeal the Staff’s determination to the Nasdaq Hearings Panel. There can be no assurance that, if the Company does appeal the determination to the Nasdaq Hearings Panel, that such appeal would be successful.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are intended to qualify for the safe harbor from liability established thereunder. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations, including the risk that the Company’s intention to regain compliance with Nasdaq’s listing rules will not be achieved. In addition, for a further discussion of factors that could materially affect the outcome of the Company’s forward-looking statements and its future results and financial condition, see “Risk Factors” in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its other reports filed with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Society Pass Incorporated

	By:	/s/ Raynauld Liang
	Name:	Raynauld Liang
	Title:	Chief Executive Officer

Date: August 27, 2024

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